Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), John Bissell, Co-Chief Executive Officer of Origin Materials, Inc. (the “Company”), Rich Riley, Co-Chief Executive Officer of the Company, and Nate Whaley, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2022	By:	/s/ John Bissell
John Bissell
Co-Chief Executive Officer
(Co-Principal Executive Officer)

	By:	/s/ Rich Riley
Rich Riley
Co-Chief Executive Officer
(Co-Principal Executive Officer)

	By:	/s/ Nate Whaley
Nate Whaley
Chief Financial Officer
(Principal Financial Officer)
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Origin Materials, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.